As filed with the Securities and Exchange Commission
                           on December 12, 1995

                                         Registration No. 33-
     -------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                             --------------------

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                              MAIL BOXES ETC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

   California                                                 33-0010260
-------------------------------                            ------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

      6060 Cornerstone Court West,  San Diego, California  92121-3795
      ---------------------------------------------------------------
      (Address of Principal Executive Offices)             (Zip code)


                   Mail Boxes Etc. 1995 Stock Option Plan
                   for Non-Employee ("Outside") Directors
              -----------------------------------------------
                         (Full title of Plan)


                  Bruce M. Rosenberg, Mail Boxes Etc.,
                  ------------------------------------
      6060 Cornerstone Court West, San Diego, California  92121-3795
      --------------------------------------------------------------
                 (Name and address of agent for service)

         Sales of the registered securities will begin as soon as reasonably practicable after the effective date of the Registration Statement.

                             (619) 455-8800
        ------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE
                                    Proposed       Proposed
 Title of                           maximum        maximum
securities            Amount        offering       aggregate      Amount of
  to be               to be         price          offering      registration
registered          registered      per share      price <F1>        fee
------------------------------------------------------------------------------
Common Stock
(No Par Value)      260,000          $14.50 <F2>   $3,640,000     $1,300.00

<F1>
   Estimated solely for the purpose of determining the registration fee.

<F2>
   Estimated solely for the purpose of determining the registration fee.



                                PART II

             Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1995, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934
     (the "Exchange Act").


          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended July 31, 1995, and October 31, 1995.

          (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement filed pursuant to
     Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.    Description of Securities
           -------------------------

           Not applicable.


Item 5.    Interests of Named Experts and Counsel
           --------------------------------------

     The financial statements of the Registrant appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     The validity of the issuance of the common stock offered hereby has been passed on by Bruce M. Rosenberg, Vice President, General Counsel, and Secretary of the Registrant. Mr. Rosenberg owns 11,647 shares and has options to purchase 122,955 shares of the Registrant's common stock.


Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

           As permitted by the California General Corporation Law 317, the Company has included in Article IV of its Restated Articles of Incorporation a provision to eliminate the personal liability of its directors for monetary damages to the fullest extent permissible under California law. In addition,
Section 3.15 of the Bylaws of the Company provide that the Company shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification may otherwise be discretionary, and the Company may advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law. The indemnification agreements require the Company, among other things, to in-demnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified. The Company has also obtained directors' and officers' liability insurance.


Item 7.     Exemption From Registration Claimed
            -----------------------------------

            Not Applicable


Item 8.     Exhibits
            --------

Exhibit Number                Exhibit
--------------                -------
     5.                       Opinion and consent of counsel regarding legality
                              of shares.

     23.1                     Consent of counsel is contained in Exhibit 5.

     23.2                     Consent of independent auditors Ernst & Young LLP.

     24 Power of Attorney - Reference is made to Page II-7 of this Registration Statement.

     99                       1995 Stock Option Plan for Outside Directors


Item 9.     Undertakings
            ------------

     A.     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1995 Stock Option Plan for Outside Directors.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions described above in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 11, 1995.

                                               MAIL BOXES ETC.


                               by:     Gary S Grahn
                                   ------------------------------------------
                                       Gary S. Grahn
                                   Vice President and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                  Title                          Date
---------------------      ---------------------------    ----------------

Michael Dooling            Chairman of the Board          December 11, 1995
----------------------     and Director
Michael Dooling*

Anthony W. DeSio           President, Chief Executive     December 11, 1995
----------------------     Officer, and Director
Anthony W. DeSio*          (Principal Executive Officer)

Rober J. DeSio             Director                       December 11, 1995
----------------------
Robert J. DeSio*

Joel Rossman               Director                       December 11, 1995
----------------------
Joel Rossman*

James F. Kelly             Director                       December 11, 1995
----------------------
James F. Kelly*

Daniel L. La Marche        Director                       December 11, 1995
----------------------
Daniel L. La Marche*

Harry Casari               Director                       December 11, 1995
----------------------
Harry Casari*

Gary S. Grahn              Vice President & Chief         December 11, 1995
----------------------     Financial Officer
Gary S. Grahn*             (Principal Accounting Officer)


*  By Bruce M. Rosenberg pursuant to Power of Attorney



                              POWER OF ATTORNEY
                              -----------------

          KNOW ALL MEN BY THESE PRESENTS, THAT each person whose signature appears below constitutes and appoints Anthony W. DeSio, Gary S. Grahn and Bruce M. Rosenberg, Esq., or any of them, his attorney-in-fact, each with power of substitution, for him in any and all capacities, to sign the foregoing registration statement and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming what each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                  Title                          Date
---------------------      ---------------------------    ----------------

Michael Dooling            Chairman of the Board          November 21, 1995
----------------------     and Director
Michael Dooling

Anthony W. DeSio           President, Chief Executive     November 21, 1995
----------------------     Officer, and Director
Anthony W. DeSio           (Principal Executive Officer)

Rober J. DeSio             Director                       November 21, 1995
----------------------
Robert J. DeSio

Joel Rossman               Director                       November 21, 1995
----------------------
Joel Rossman

James F. Kelly             Director                       November 21, 1995
----------------------
James F. Kelly

Daniel L. La Marche        Director                       November 21, 1995
----------------------
Daniel L. La Marche

Harry Casari               Director                       November 21, 1995
----------------------
Harry Casari

Gary S. Grahn              Vice President & Chief         November 21, 1995
----------------------     Financial Officer
Gary S. Grahn              (Principal Accounting Officer)




                          LIST OF EXHIBITS
                          ----------------

      Exhibit 5                    Opinion and Consent of Counsel


      Exhibit 23.1                 Consent of counsel is contained in
                                   Exhibit 5

      Exhibit 23.2                 Consent of Independent Auditors

      Exhibit 24 Power of Attorney - Reference is made to Page II-7 of this Registration Statement

      Exhibit 99 1995 Stock Option Plan for Outside Directors (Filed with Registrant's Proxy Statement dated July 14, 1995 as Appendix B.)



                              EXHIBIT 5
                              ---------

                                                         December 7, 1995

Mail Boxes Etc.
6060 Cornerstone Court West
San Diego, California  92121-3795

     Re:  REGISTRATION STATEMENT ON FORM S-8
          ----------------------------------

Ladies and Gentlemen:

This opinion is delivered to you in connection with the Registration Statement on Form S-8 to be filed by Mail Boxes Etc., a California corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), for registration under the Securities Act of 260,000 shares of Common Stock of the Company and the options to purchase such shares granted or to be granted pursuant to the Mail Boxes Etc. 1995 Stock
Option Plan for Non-Employee ("Outside") Directors (the "Plan").

I am familiar with the Articles of Incorporation of the Company, as amended, the corporate minute books and the Bylaws of the Company, as amended, and the Registration Statement. I have also examined such other documents, records and certificates and made such further investigation as I have deemed necessary for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the 260,000 shares of Common Stock reserved for issuance under the Plan have been legally authorized and when issued and sold pursuant to the terms of the Plan as described in the Registration Statement and in conformity with applicable state securities laws, will be legally issued, fully paid and nonassessable.

I understand that this opinion is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion as an exhibit thereto.

                                       Very truly yours,

                                       Bruce M. Rosenberg, Vice President
                                         General Counsel and Secretary



                              EXHIBIT 23.2
                              ------------

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8), pertaining to the 1995 Stock Option
Plan for Non-Employee ("Outside") Directors of Mail Boxes Etc. and to the incorporation by reference therein of our reports dated June 8, 1995, with respect to the consolidated financial statements and schedule of Mail Boxes Etc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended April 30, 1995 as filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


San Diego, California
December 7, 1995